Exhibit 99.1

The Home Depot Announces Third Quarter Results;
Updates Fiscal Year 2017 Guidance

ATLANTA, November 14, 2017 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $25.0 billion for the third quarter of fiscal 2017, an 8.1 percent increase from the third quarter of fiscal 2016. Comparable store sales for the third quarter of fiscal 2017 were positive 7.9 percent, and comp sales for U.S. stores were positive 7.7 percent.

Net earnings for the third quarter of fiscal 2017 were $2.2 billion, or $1.84 per diluted share, compared with net earnings of $2.0 billion, or $1.60 per diluted share, in the same period of fiscal 2016. For the third quarter of fiscal 2017, diluted earnings per share increased 15.0 percent from the same period in the prior year.

“Though this quarter was marked by an unprecedented number of natural disasters, including multiple hurricanes, wildfires in the West, and earthquakes in Mexico, the underlying health of our core business remains solid,” said Craig Menear, chairman, CEO and president. “I am proud of our team and suppliers for their extraordinary efforts to support those in the path of the various natural disasters throughout the quarter. Our support of the impacted communities continues.”

Impact of Hurricanes in the Fiscal Third Quarter

The Company estimates that hurricane-related sales positively impacted comparable store sales growth by approximately $282 million in the fiscal third quarter. The gross margin on these hurricane-related sales was considerably less than the Company average. In the fiscal third quarter, the Company also incurred approximately $104 million of hurricane-related expense. As a result of the hurricanes, the Company’s operating profit was negatively impacted by approximately $51 million in the fiscal third quarter.

Updated Fiscal 2017 Guidance

Based on its year-to-date performance, underlying strength of the core business, and projected hurricane recovery sales, the Company lifted its fiscal 2017 sales growth guidance and now expects sales will be up approximately 6.3 percent and comp sales will be up approximately 6.5 percent. The Company also raised its diluted earnings-per-share growth guidance for the year and now expects diluted earnings-per-share growth of approximately 14.0 percent from fiscal 2016 to $7.36. The Company’s diluted earnings-per-share growth guidance includes the impact of $8 billion of share repurchases for fiscal 2017.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.

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At the end of the third quarter, the Company operated a total of 2,283 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 400,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable store sales; effects of competition; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; implementation of store, interconnected retail, supply chain and technology initiatives; management of relationships with our suppliers and vendors; the impact and expected outcome of investigations, inquiries, claims and litigation, including those related to the 2014 data breach; issues related to the payment methods we accept; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the effect of accounting charges; the effect of adopting certain accounting standards; store openings and closures; guidance for fiscal 2017 and beyond; financial outlook; and the integration of acquired companies into our organization and the ability to recognize the anticipated synergies and benefits of those acquisitions. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 29, 2017 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND NINE MONTHS ENDED OCTOBER 29, 2017 AND OCTOBER 30, 2016
(Unaudited)

	Three Months Ended			Nine Months Ended
amounts in millions, except per share data	October 29, 2017	October 30, 2016	% Increase (Decrease)	October 29, 2017	October 30, 2016	% Increase (Decrease)
NET SALES	$25,026	$23,154	8.1%	$77,021	$72,388	6.4%
Cost of Sales	16,378	15,112	8.4	50,758	47,628	6.6
GROSS PROFIT	8,648	8,042	7.5	26,263	24,760	6.1

Operating Expenses:
Selling, General and Administrative	4,514	4,280	5.5	13,424	12,949	3.7
Depreciation and Amortization	454	442	2.7	1,347	1,311	2.7
Total Operating Expenses	4,968	4,722	5.2	14,771	14,260	3.6

OPERATING INCOME	3,680	3,320	10.8	11,492	10,500	9.4

Interest and Other (Income) Expense:
Interest and Investment Income	(22)	(10)	N/M	(51)	(25)	N/M
Interest Expense	269	246	9.3	788	726	8.5
Interest and Other, net	247	236	4.7	737	701	5.1

EARNINGS BEFORE PROVISION FOR INCOME TAXES	3,433	3,084	11.3	10,755	9,799	9.8
Provision for Income Taxes	1,268	1,115	13.7	3,904	3,586	8.9
NET EARNINGS	$2,165	$1,969	10.0%	$6,851	$6,213	10.3%

Basic Weighted Average Common Shares	1,168	1,224	(4.6)%	1,184	1,236	(4.2)%
BASIC EARNINGS PER SHARE	$1.85	$1.61	14.9	$5.79	$5.03	15.1

Diluted Weighted Average Common Shares	1,174	1,229	(4.5)%	1,190	1,242	(4.2)%
DILUTED EARNINGS PER SHARE	$1.84	$1.60	15.0	$5.76	$5.00	15.2

	Three Months Ended			Nine Months Ended
SELECTED SALES DATA(1)	October 29, 2017	October 30, 2016	% Increase (Decrease)	October 29, 2017	October 30, 2016	% Increase (Decrease)
Number of Customer Transactions	389.5	380.0	2.5%	1,212.0	1,184.8	2.3%
Average Ticket (actual)	$62.84	$59.78	5.1	$62.78	$60.26	4.2
Sales per Square Foot (actual)	$412.49	$382.18	7.9	$423.60	$399.12	6.1
 —————

(1)	Selected Sales Data does not include results for Interline Brands, Inc., which was acquired in the third quarter of fiscal 2015.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF OCTOBER 29, 2017, OCTOBER 30, 2016 AND JANUARY 29, 2017
(Unaudited)

amounts in millions	October 29, 2017	October 30, 2016	January 29, 2017
ASSETS
Cash and Cash Equivalents	$3,549	$3,589	$2,538
Receivables, net	2,166	1,995	2,029
Merchandise Inventories	13,419	13,241	12,549
Other Current Assets	548	523	608
Total Current Assets	19,682	19,348	17,724
Net Property and Equipment	21,960	21,840	21,914
Goodwill	2,217	2,095	2,093
Other Assets	1,164	1,219	1,235
Total Assets	$45,023	$44,502	$42,966

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-Term Debt	$125	$—	$710
Accounts Payable	8,570	8,054	7,000
Accrued Salaries and Related Expenses	1,488	1,398	1,484
Current Installments of Long-Term Debt	1,198	543	542
Other Current Liabilities	4,621	4,436	4,397
Total Current Liabilities	16,002	14,431	14,133
Long-Term Debt, excluding current installments	24,266	22,338	22,349
Other Liabilities	2,212	2,111	2,151
Total Liabilities	42,480	38,880	38,633
Total Stockholders' Equity	2,543	5,622	4,333
Total Liabilities and Stockholders' Equity	$45,023	$44,502	$42,966

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED OCTOBER 29, 2017 AND OCTOBER 30, 2016
(Unaudited)

	Nine Months Ended
amounts in millions	October 29, 2017	October 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$6,851	$6,213
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,533	1,474
Stock-Based Compensation Expense	214	199
Changes in Working Capital and Other, net of acquisition effects	1,143	33
Net Cash Provided by Operating Activities	9,741	7,919

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,354)	(1,145)
Payments for Business Acquired, net	(260)	—
Proceeds from Sales of Property and Equipment	38	30
Net Cash Used in Investing Activities	(1,576)	(1,115)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of Short-Term Debt, net	(585)	(350)
Proceeds from Long-Term Debt, net of discounts	2,991	4,959
Repayments of Long-Term Debt	(534)	(3,034)
Repurchases of Common Stock	(6,067)	(4,535)
Proceeds from Sales of Common Stock	157	136
Cash Dividends Paid to Stockholders	(3,174)	(2,567)
Other Financing Activities	(41)	(33)
Net Cash Used in Financing Activities	(7,253)	(5,424)
Change in Cash and Cash Equivalents	912	1,380
Effect of Exchange Rate Changes on Cash and Cash Equivalents	99	(7)
Cash and Cash Equivalents at Beginning of Period	2,538	2,216
Cash and Cash Equivalents at End of Period	$3,549	$3,589